SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

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FORM 8-K

CURRENT REPORT
(Amendment No. 1)

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

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Date of Report (Date of earliest event reported): April 5, 2011

SOUTHCOAST FINANCIAL CORPORATION

Incorporated under the	Commission File No. 000-25933	I.R.S. Employer
laws of South Carolina		Identification No.
57-1079460

534 Johnnie Dodds Boulevard

Mt. Pleasant, South Carolina 29464

Telephone: (843) 884-0504

     Check the  appropriate  box below if the Form 8-K  filing  is  intended  to simultaneously  satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

    This amendment is filed solely to correct a typographical error in one of the dates set forth in the second paragraph of Item 4.01.

Section 4 – Matters Related to Accountants and Financial Statements

Item 4.01     Changes in Registrant’s Certifying Accountant

On April 5, 2011, the Company’s Audit Committee made a final decision to dismiss Elliott Davis, LLC ("Elliott Davis") as the Company's independent registered public accounting firm.  With the exception of a one year period in 2006, when there was an independence issue arising from the Company’s employing a former Elliott Davis accountant as its Chief Financial Officer, Elliott Davis has served as the Company’s independent auditor since the Company’s organization in 1999.  The Company’s decision to dismiss Elliott Davis was approved by the Audit Committee of the Board of Directors.  Neither of Elliott Davis’ reports on the Company’s consolidated financial statements for the past two years contained an adverse opinion or a disclaimer of opinion, or was qualified or modified as to uncertainty, audit scope, or accounting principles.  During the Company's two most recent fiscal years, and any subsequent interim period preceding the Audit Committee’s decision to dismiss Elliott Davis on April 5, 2011, there were no disagreements with Elliott Davis on any matter of accounting  principles or practices, financial statement disclosure, or auditing  scope or procedure, which disagreement(s), if not resolved to the satisfaction of Elliott Davis, would have caused it to make reference to the subject matter of the disagreement(s) in connection with its reports.

On April 5, 2011, the Audit Committee also made a final decision to engage Crowe Horwath LLP as its independent registered public accounting firm to audit the Company’s consolidated financial statements for the year ended December 31, 2011.  During the Company’s two most recent fiscal years, and the subsequent interim period until April 5, 2011, the Company did not consult with Crowe Horwath with respect to any matters requiring disclosure pursuant to Regulation S-K Item 304(a)(2).

Section 9 - Financial Statements and Exhibits

Item 9.01  Financial Statements and Exhibits

(c)  Exhibit 16 - Letter of former accountant pursuant to Item 304(a)(3) of Regulation S-K

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

SOUTHCOAST FINANCIAL CORPORATION
(Registrant)

Date: April 13, 2011	By:	/s/ William C. Heslop
William C. Heslop
Senior Vice President and Chief Financial
Officer

EXHIBIT INDEX

Exhibit 16                      Letter of former accountant pursuant to Item 304(a)(3) of Regulation S-K
             (previously filed)